BRF S.A.

A Publicly Traded Company with Authorized Capital

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM 16269-2

EXTRACT OF THE MINUTES OF THE 5th /14 ORDINARY MEETING OF THE BOARD OF DIRECTORS

DATE, PLACE AND TIME: May 22, 2014 at 9:00 a.m. at Rua Hungria, 1400 – 5th floor, São Paulo, SP. CHAIR: Abilio Diniz, Chairman, Edina Biava, Secretary. ATTENDANCE: By majority of board members. The Board of Directors approved the following matters: RESOLUTIONS:  1. Election of a member of the Board of Directors – The Board nominated Vicente Falconi Campos, Brazilian, married, engineer, enrolled in the tax register (CPF) under number 000.232.215-15, bearer of ID (RG) number MG 1.476.273, resident and domiciled in Belo Horizonte, state of Minas Gerais to hold the position as member of the Board, ad-referendum of the next General Shareholders’ Meeting  with expiry of term of office to coincide with that of the remaining Directors as of the date of E/AGM 2015. 2. Prohab – The Board of Executive Officers was authorized to implement the transfer of real estate pertaining to the Prohab Program pursuant to the descriptive list in Attachment I. 3. Authorization provided to a subsidiary – The Board of Executive Officers was authorized to sign a counter guarantee on behalf of the Austrian subsidiary, BRF GmbH in the amount of EUR 250 million. 4. Grant of Stock Options –  Approved the grant of 4.414.222 stock options under the stock option plan for 2014, granted to 237 beneficiaries with a maximum exercise term of five years pursuant to the Compensation Plan Regulations based on the initiatives approved in the E/AGM held on March 31, 2010 and modified in the E/AGMS held on April 24, 2012 and April 3, 2014. 5. Other internal Company matters. These minutes are an extract of the full minutes of the Meeting of the Board of Directors and were signed by the attending Directors. ABILIO DINIZ, Chairman; SERGIO RICARDO SILVA ROSA, Vice Chairman; EDUARDO MUFAREJ; JOSÉ CARLOS REIS MAGALHÃES NETO; LUIS CARLOS FERNANDES AFONSO; LUIZ FERNANDO FURLAN; MANOEL CORDEIRO SILVA FILHO; PAULO ASSUNÇÃO DE SOUSA; WALTER FONTANA FILHO. São Paulo, May 22, 2014. (I certify that this is an extract from the original minutes transcribed in Book 3, folio 263 to 266 of the minutes of the Ordinary and Extraordinary Meetings of the Company’s Board of Directors).

EDINA BIAVA

Secretary

Attachment I

City/state	Registration	Address	Total area m2	Acquired area m2
Capinzal/SC	23.647	Frontage Rua Carlos Soccol Sobrinho, Lot: 19, Rear Rua Luiz Gonzaga Berrin, Lot: 17, Block 286	1,890	1,890
Concórdia/SC	12.416	Rural lot 869 e 870, Block 6, Colônia de Concórdia	223,128	31,712
Videira/SC	31.968	Rua Hercílio Borga, Lots: 16 and 18, Bairro Santa Gema	1,593	1,593
	26.802	Frontage Rua Adão Reinaldo Vailatti, Lot: 01, Rear Rua Hercílio Borga, Lot: 02, Block C, Bairro Santa Gema
Carambeí/SC	25.034	Rua Grevilha, Lots: 01 to 26, Block 66, Bairro Jardim Eldorado	6,922	2,176
Serafina Correia/RS	9.680	Rua Aníbal Fornari, Lot: 1, corner with Rua Santo Dias, Block 1	28,130	28,130
	9.681	Rua do Trabalhador, Lot 02, Block 1
	9.682	Rua do Trabalhador, Lot 03, Block 1
	9.683	Rua do Trabalhador, Lot 04, Block 1
	9.684	Rua do Trabalhador, Lot 05, Block 1
	9.685	Rua do Trabalhador, Lot 06, Block 1
	9.686	Rua do Trabalhador, Lot 07, Block 1
	9.687	Rua do Trabalhador, Lot 08, Block 1
	9.688	Rua do Trabalhador, Lot 09, Block 1
	9.689	Rua Aníbal Fornari, Lot 01, Block 2
	9.690	Rua Aníbal Fornari, Lot 02, Block 2
	9.691	Rua Aníbal Fornari, Lot 03, Block 2
	9.692	Rua Aníbal Fornari, Lot 04, Block 2
	9.693	Rua Aníbal Fornari, Lot 05, Block 2
	9.694	Rua Aníbal Fornari, Lot 06, Block 2
	9.695	Rua do Trabalhador, Lot 07, Block 2
	9.696	Rua do Trabalhador, Lot 08, Block 2
	9.697	Rua do Trabalhador, Lot 09, Block 2
	9.698	Rua do Trabalhador, Lot 10, Block 2
	9.699	Rua do Trabalhador, Lot 11, Block 2
	9.700	Rua do Trabalhador, Lot 12, Block 2
	9.701	Rua do Trabalhador, Lot 1, Block 3
	9.702	Rua do Trabalhador, Lot 2, Block 3
	9.703	Rua do Trabalhador, Lot 3, Block 3
	9.704	Rua do Trabalhador, Lot 4, Block 3
	9.705	Rua do Trabalhador, Lot 5, Block 3
	9.706	Rua do Trabalhador, Lot 6, Block 3
	9.707	Rua Aníbal Fornari, Lot 01, Block 4
	9.708	Rua Aníbal Fornari, Lot 02, Block 4
	9.709	Rua Aníbal Fornari, Lot 03, Block 4
	9.710	Rua Aníbal Fornari, Lot 04, Block 4
	9.711	Rua do Trabalhador, Lot 05, Block 4
	9.712	Rua do Trabalhador, Lot 06, Block 4
	9.713	Rua do Trabalhador, Lot 07, Block 4
	9.714	Rua do Trabalhador, Lot 08, Block 4
	9.715	Rua do Trabalhador, Lot 09, Block 4
	9.716	Rua do Trabalhador, Lot 10, Block 4
	9.717	Rua do Trabalhador, Lot 01, Block 5
	9.718	Rua do Trabalhador, Lot 02, Block 5
	9.719	Rua do Trabalhador, Lot 03, Block 5
	9.720	Rua do Trabalhador, Lot 04, Block 5
	9.721	Rua do Trabalhador, Lot 05, Block 5
	9.722	Rua do Trabalhador, Lot 06, Block 5
	9.723	Rua Aníbal Fornari, Lot 01, Block 6
	9.724	Rua Aníbal Fornari, Lot 02, Block 6
	9.725	Rua Aníbal Fornari, Lot 03, Block 6
	9.726	Rua Aníbal Fornari, Lot 04, Block 6
	9.727	Rua Aníbal Fornari, Lot 05, Block 6
	9.728	Rua Aníbal Fornari, Lot 06, Block 6
	9.729	Rua Aníbal Fornari, Lot 07, Block 6
	9.730	Rua Oito de Março, Lot 08, Block 6
	9.731	Rua Oito de Março, Lot 09, Block 6
	9.732	Rua Oito de Março, Lot 10, Block 6
	9.681	Rua do Trabalhador, Lot 02, Block 1
	9.733	Rua Oito de Março, corner with Rua Aníbal Fornari, Lot: 11, Block 6
	9.734	Rua Aníbal Fornari, corner with Rua Santos Dias and Rua Ângelo Begnini, Lot: 10, Block 1
	9.735	Rua Aníbal Fornari, Lot: 11, Block 1
	9.736	Rua Aníbal Fornari, Lot: 1, Block 1
	9.737	Rua Aníbal Fornari, Lot: 8, 9 10 and 11, Block 6
Herval D'Oeste/SC	4.555	Rua Anna M. Fiorin, Lot: 60, Block 15, Bairro Jardim José Rupp	1,913	1,913
Marau / RS	38.777	Rua B, corner with Rua I, block made up of roads B, H, C and I. Lots: 16, 17, 18, 19 and 20. Block E	1,500	1,500
Total			265,076	68,913